                                                                   EXHIBIT 99.j1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 32 to Registration Statement No. 33-39242 on Form N-1A of American Century
World Mutual Funds, Inc. of our reports dated January 14, 2004, appearing in the respective Annual Reports of Emerging Markets Fund, Global Growth Fund,
International Discovery Fund, International Growth Fund, International
Opportunities Fund, Life Sciences Fund, and Technology Fund, comprising American
Century World Mutual Funds, Inc. for the year ended November 30, 2003, in the
Statement of Additional Information, which is part of this Registration
Statement. We also consent to the reference to us under the captions "Other
Service Providers" and "Financial Statements" in such Statement of Additional
Information and to the reference to us under the caption "Financial Highlights"
in the Prospectuses, which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
March 26, 2004